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                                                                     EXHIBIT 1.1


                            SUTRO & CO. INCORPORATED

                       ---------------------------------

                             UNDERWRITING AGREEMENT

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                                2,100,000 SHARES

                                 CFAC CAPITAL I
                           (a Delaware Business Trust)

                     % Cumulative Trust Preferred Securities
                         (Liquidation Amount of $25 per
                            Trust Preferred Security)

                             UNDERWRITING AGREEMENT


                                                                October   , 1997

Sutro & Co. Incorporated
201 California Street
Attention:  Equity Syndication Department
San Francisco, California  94111

Ladies and Gentlemen:

      1.    INTRODUCTION.

            Central Financial Acceptance Corporation, a Delaware corporation ("CFAC" or collectively, with its predecessors and wholly-owned subsidiaries, excluding CFAC Capital I, the "Company") and its financing subsidiary, CFAC Capital I, a Delaware business trust (the "Trust", and hereinafter together with CFAC, the "Offerors"), propose that pursuant to the terms of this Agreement, the Trust issue and sell to the several Underwriters named in Schedule I hereto (the "Underwriters"), for which Sutro & Co. Incorporated is acting as representative (the "Representative"), an aggregate of 2,100,000 shares of % Cumulative Trust Preferred Securities having a Liquidation Amount of $25 per share (the "Firm Shares"), to be issued under the Trust Agreement (as hereinafter defined), the terms of which are more fully described in the Prospectus (as hereinafter defined). Solely for the purpose of covering over-allotments, the Trust also proposes to issue and sell to the Underwriters, at the Underwriters' option, an aggregate of not more than 315,000 additional shares of such % Cumulative Trust Preferred Securities (the "Option Shares"), if requested by the Underwriters upon exercise of the over-allotment option granted in Section 3 hereof. The Firm Shares and the Option Shares are collectively referred to herein as the "Trust Preferred Securities". The words "you" and "your" used herein refer to the Representative of the Underwriters.

      2.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

            The Offerors, jointly and severally, represent, warrant and agree with each of the Underwriters that:


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            (a)   A registration statement on Form S-1 (File No. 333-37213)
under the Securities Act of 1933, as amended (the "Act"), with respect to the
Trust Preferred Securities, the   % Junior Subordinated Debentures due 2027 of
CFAC (the "Debentures"), and the Guarantee pursuant to the Guarantee Agreement (as hereinafter defined) for the benefit of the holders of the Trust Preferred Securities (the "Guarantee"). The aforementioned registration statement, including a form of prospectus subject to completion, has been prepared by the Offerors in conformity with the requirements of the Act and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder. Such registration statement (the "Registration Statement") has been filed with the Commission under the Act, and one or more amendments to the Registration Statement may also have been so filed. After the execution of this Agreement, the Offerors shall file with the Commission either (i) if the Registration Statement, as it may have been amended, has been declared by the Commission to be effective under the Act, a prospectus in the form most recently included in an amendment to the Registration Statement filed with the Commission (or, if no such amendment shall have been filed, in the Registration Statement), with such insertions and changes as are required by Rule 430A under the Act or permitted by Rule 424(b) under the Act as shall have been provided to and approved by the Representative prior to the filing thereof, or (ii) if the Registration Statement, as it may have been amended, has not been declared by the Commission to be effective under the Act, an amendment to the Registration Statement, including a form of prospectus, a copy of which amendment has been furnished to and approved by the Representative prior to the filing thereof. As used in this Agreement, the term "Registration Statement" means the Registration Statement, as amended at the time when it was or is declared effective, including all financial schedules and exhibits thereto, and to documents incorporated therein by reference; the Registration Statement shall be deemed to include any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus (as hereinafter defined); the term "Preliminary Prospectus" means each prospectus subject to completion contained in the Registration Statement or any amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement or any amendment thereto or filed pursuant to Rule 424(a) under the Act at the time it was or is declared effective); and the term "Prospectus" means the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act or, if no prospectus is required to be filed pursuant to said Rule 424(b), such term means the prospectus included in the Registration Statement.

            (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus and has not instituted or threatened to institute any proceedings with respect to such an order. When any Preliminary Prospectus was filed with


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the Commission it (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Act and the Rules and Regulations, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations (the "Trust Indenture Regulations") of the Commission thereunder, and (ii) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Registration Statement or any amendment thereto was or is declared effective, it (iii) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the Rules and Regulations, the Trust Indenture Act and the Trust Indenture Regulations and (iv) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. When the Prospectus and when any amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or such amendment or supplement is not required to be so filed, when the Registration Statement and when any amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective) and at all times subsequent thereto up to and including the Closing Time (as defined in Section 3 hereof) and the Option Closing Time (as defined in
Section 3 hereof), the Prospectus, as amended or supplemented at any such time,
(x) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the Rules and Regulations, the Trust Indenture Act and the Trust Indenture Regulations and (y) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph
(b) shall not apply to statements or omissions made in any Preliminary Prospectus, the Registration Statement or any amendment thereto, the Prospectus or any amendment or supplement thereto, that part of the Registration Statement which constitutes the Statements of Eligibility and Qualification under the Trust Indenture Act (Forms T-1) of the Indenture Trustee, the Property Trustee or the Guarantee Trustee (all as hereinafter defined), or any statements by the Offerors in reliance upon, and in conformity with, information furnished in writing to the Offerors by or on behalf of the Underwriters through the Representative expressly for use in any of the aforementioned documents. The "Indenture Trustee" as used herein means Wilmington Trust Company ("WTC") in its capacity as Indenture Trustee with respect to the Junior Subordinated Indenture dated as of October 27, 1997 between CFAC and WTC (the "Indenture"); the "Property Trustee", "Delaware Trustee" as used herein refers to WTC in its various capacities as the Property Trustee, Delaware Trustee and


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the Bank with respect to the Amended and Restated Trust Agreement dated as of
October 27, 1997 among CFAC, WTC, and Gary M. Cypres, Neal E. Gower, and Steven
D. Olson (the "Trust Agreement"); the "Guarantee Trustee" as used herein refers to WTC in its capacity as Guarantee Trustee with respect to the Guarantee Agreement dated as of October 27, 1997 between CFAC and WTC (the "Guarantee Agreement"); and "Trustees" as used herein refers collectively to the Property Trustee, the Delaware Trustee, and the Administrative Trustees (as hereinafter defined).

            (c) The Offerors each have the full legal right, power and authority to enter into this Agreement and the various agreements referenced herein, and to consummate the transactions provided for herein. This Agreement has been duly authorized, executed and delivered by the Offerors and, assuming it is a binding agreement of yours, constitutes a legal, valid and binding agreement of the Offerors enforceable against the Offerors in accordance with its terms (except as such enforceability may be limited by the Permitted Exceptions, as hereinafter defined), and none of the Offerors' execution or delivery of this Agreement, their performance hereunder, their consummation of the transactions contemplated herein, their application of the net proceeds of the offering in the manner set forth under the caption "Use of Proceeds" or the conduct of their respective businesses as described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, causes or will cause (or permits or will permit) the maturation or acceleration of any liability or obligation or the termination of any right under, or result in the creation or imposition of any lien, charge, or encumbrance upon, any property or assets of the Offerors pursuant to the terms of (i) the certificate or articles of incorporation or by-laws of the Company,
(ii) the Trust Agreement, (iii) the Guarantee Agreement, (iv) the Indenture, (v) any indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note agreement or other agreement or instrument to which the Offerors are a party or by which any of them are or may be bound or to which any of their respective property is or may be subject or (vi) any statute, judgment, decree, order, rule or regulation applicable to the Offerors of any government, arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over the Offerors, or any of their respective activities or properties.

            (d) Each of CFAC and the subsidiaries listed on Exhibit 21.1 of the Registration Statement (the "Subsidiaries") is duly organized and validly existing in good standing under the laws of its jurisdiction of organization with full power and authority (corporate and other) to own or lease its properties and to conduct its business as described in the Registration Statement and the


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Prospectus (or, if the Prospectus is not in existence, the most recent
Preliminary Prospectus); each of CFAC and the Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction (i) in which the conduct of its business requires such qualification (except for those jurisdictions in which the failure so to qualify has not had and will not have a Material Adverse Effect (as hereinafter defined)) and (ii) in which it owns or leases property. "Material Adverse Effect" means, when used in connection with either of the Company or the Trust, any development, change or effect that is materially adverse to the business, properties, assets, net worth, condition (financial or other), results of operations or prospects of either of the Company or the Trust.

            (e) The Company has the duly authorized and validly issued outstanding capitalization set forth under the caption "Capitalization" in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and will have the adjusted capitalization set forth therein at the Closing Time and the Option Closing Time, based on the assumptions set forth therein. The securities of the Company conform to the descriptions thereof contained in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). The outstanding shares of common stock of the Company have been duly authorized and validly issued by the Company and are fully paid and nonassessable. Further, all the outstanding shares of capital stock of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and, except for the pledge of such shares pursuant to that certain Revolving Loan Agreement (the "Revolving Loan Agreement") dated as of June 13, 1997 by and among CFAC, Wells Fargo Bank, N.A. and the lenders which are parties to the Revolving Loan Agreement, are owned directly by CFAC, free and clear of any lien, encumbrance, security interest, claim or other restriction whatsoever. Except as created hereby or referred to in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), there are no outstanding options, warrants, rights or other arrangements requiring the Company at any time to issue any capital stock of the Company. No holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for any of the Trust Preferred Securities, the Debentures or the Common Securities (as hereinafter defined), and neither the filing of the Registration Statement nor the offering or sale of the Trust Preferred Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to, the registration of any securities of the Company.

            (f) The consolidated financial statements of the Company, and the related notes thereto, included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company, as of the


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respective dates of such financial statements and schedules, and the consolidated results of operations, cash flows and stockholders' equity and the other information purported to be shown therein of the Company for the respective periods covered thereby. Such statements and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as noted therein) as certified by the independent accountants named in subsection (h) below. The Registration Statement includes all of the financial statements and schedules required under the Act and the Rules and Regulations to be included in the Registration Statement. The selected financial data set forth in the Prospectus under the captions "Summary Selected Consolidated Financial Data," "Capitalization," "Selected Consolidated Financial Data," "Supplemental Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business" present fairly the information set forth therein on the basis stated in the Registration Statement.

            (g) Deloitte & Touche LLP and Arthur Andersen LLP, who have expressed their opinion on those of such financial statements and schedules which are or have been audited by them, are independent accountants as required by the Act and the Rules and Regulations.

            (h) Each of the Administrative Trustees (as hereinafter defined) of the Trust is an employee of the Company and has been duly authorized by the Company to execute and deliver the Trust Agreement. The Trust Agreement has been duly authorized, executed and delivered by the Company, as Depositor, and Gary
M. Cypres, an individual, Neal E. Gower, an individual, and Steven D. Olson, an individual (the foregoing individuals collectively are referred to herein as the "Administrative Trustees") and, assuming due authorization, execution and delivery of the Trust Agreement by the Property Trustee and the Delaware Trustee, constitutes a valid and binding obligation of the Company and the Administrative Trustees enforceable against each of them in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies (collectively, the "Permitted Exceptions"). The Trust Agreement will conform to all statements relating thereto in the Prospectus, and has been duly qualified under the Trust Indenture Act.

            (i) The Trust has been duly created and is validly existing as a statutory business trust in good standing under the laws of the State of Delaware with the power and authority (trust and other) to own its property and conduct its business as described in the Registration Statement and Prospectus, to issue and sell its common securities, having a Liquidation Amount of $25


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per share (the "Common Securities") to be issued under the Trust Agreement to the Company as contemplated by this Agreement, to issue the Trust Preferred Securities as contemplated by this agreement, to enter into and perform its obligations under this Agreement and to consummate the transactions herein contemplated; the Trust is a consolidated subsidiary of the Company and has no subsidiaries of its own, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect on the Trust; the Trust has conducted and will conduct no business other than the transactions contemplated by this Agreement and described in the Prospectus; the Trust is not a party to or bound by any agreement or instrument other than this Agreement, the Trust Agreement and the agreements and instruments contemplated by the Trust Agreement and described in the Prospectus; the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the Trust Agreement and described in the Prospectus; the Trust is not a party to or subject to any action, suit or proceeding of any nature; the Trust is not, and at the Closing Time or the Option Closing Time will not be, to the knowledge of the Offerors, classified as an association taxable as a corporation for United States federal income tax purposes; and the Trust is, and at the Closing Time or the Option Closing Time will be, treated as a consolidated subsidiary of the Offerors pursuant to generally accepted accounting principles.

            (j) All corporate and trust action required to be taken by the Offerors for the authorization, issuance, sale and delivery of the Trust Preferred Securities has been validly and sufficiently taken. At the Closing Time or the Option Closing Time (as the case may be), after payment therefor in accordance with the terms of this Agreement, (i) the Firm Shares and the Option Shares to be sold by the Trust hereunder will be validly issued, fully paid and nonassessable undivided beneficial assets of the Trust and will be entitled to the benefits of the Trust Agreement, and (ii) good and marketable title to the Trust Preferred Securities will pass to the Underwriters at the Closing Time or the Option Closing Time (as the case may be) free and clear of any lien, encumbrance, security interest, claim or other restriction whatsoever. Except as created hereby or referred to in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), there are no outstanding options, warrants, rights or other arrangements requiring the Trust at any time to issue any capital stock of the Trust. No person or entity is entitled as such to any preemptive or other rights to subscribe for any of the Trust Preferred Securities and neither the filing of the Registration Statement nor the offering or sale of the Trust Preferred Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to, the registration of any securities


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of the Trust. The Trust Preferred Securities will conform in all material respects to the description thereof in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and the Trust Agreement.

            (k) Subject to the terms of the Trust Agreement, holders of Trust Preferred Securities will be entitled to the same limitation of personal liability under Delaware law as extended to stockholders of private corporations for profit. Except as disclosed in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), there are no outstanding rights, options or warrants to acquire any securities of the Trust, and there are no outstanding securities convertible into or exchangeable for any such securities and no restrictions upon the voting or transfer of any equity securities of the Trust pursuant to the Company's certificate or articles of incorporation or bylaws, the Trust Agreement or any agreement or other instrument to which either Offeror is a party or by which either Offeror is bound.

            (l) The Common Securities have been duly authorized by the Trust pursuant to the Trust Agreement and, when issued and delivered by the Trust to the Company against payment therefor as described in the Registration Statement and Prospectus, will be validly issued and, subject to the terms of the Trust Agreement, fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will conform to all statements relating thereto contained in the Prospectus; the issuance and sale of the Common Securities to the Company is not subject to preemptive or other similar rights.

            (m) The Indenture has been duly authorized by the Company and, assuming due authorization, execution and delivery of the Indenture by the Company and the Indenture Trustee, constitutes a valid and binding agreement of the Company and the Indenture Trustee, enforceable against each of the Company and the Indenture Trustee in accordance with its terms, subject, as to enforcement of remedies, to the Permitted Exceptions. The Indenture will conform to all statements relating thereto contained in the Prospectus; and the Indenture has been duly qualified under the Trust Indenture Act.

            (n) The Debentures have been duly authorized by the Company and when duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor as described in the Prospectus, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except to the extent that enforcement thereof may be limited by the Permitted Exceptions, will be in the form contemplated by, and subject to the Permitted Exceptions entitled to the benefits of,


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the Indenture, as hereinafter defined) and will conform to all statements relating thereto in the Prospectus.

            (o) The Guarantee Agreement has been duly authorized by CFAC and, when validly executed and delivered by the CFAC, and, assuming due authorization, execution and delivery of the Guarantee Agreement by the Guarantee Trustee, will constitute a valid and binding obligation of the CFAC and the Guarantee Trustee enforceable against each of CFAC and the Guarantee Trustee in accordance with its terms except to the extent that enforcement thereof may be limited by the Permitted Exceptions, and the Guarantee will conform to all statements relating thereto contained in the Prospectus; and the Trust pursuant to the Guarantee will have been duly qualified under the Trust Indenture Act.

            (p) CFAC's obligations under the Guarantee Agreement are subordinate and junior in right of payment to all Senior and Subordinated Debt of CFAC (as defined in the Indenture) and are pari passu with CFAC's other obligations, to the extent provided in the Indenture.

            (q) The Agreement as to Expenses and Liabilities between the Offerors dated as of October 27, 1997 (the "Expense Agreement") has been duly and validly authorized by CFAC and the Trust, and constitutes a valid and legally binding obligation of CFAC and the Trust and will conform in all material respects to the description thereof contained in the Prospectus.

            (r) The Company and the Trust each have filed all necessary federal, state and local income, franchise and other material tax returns and have paid all taxes shown as due thereunder, and each of the Company and the Trust has no knowledge of any tax deficiency which might be assessed against the Company or the Trust which, if so assessed, may have a Materially Adverse Effect.

            (s) The Company maintains insurance of the types and in amounts which it reasonably believes to be adequate for its businesses in such amounts and with such deductibles as are customary for companies in the same or similar businesses, all of which insurance is in full force and effect.

            (t) Except as disclosed in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), there is no pending action, suit, proceeding or investigation or, to the Offerors' best knowledge, threatened action, suit, proceeding or investigation before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic or foreign, which (i) questions the validity of the capital stock of the Offerors or this Agreement or of any action taken or to be taken by the Offerors pursuant to or in connection with this Agreement, (ii) is required to be disclosed


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in the Registration Statement which is not so disclosed (and such proceedings, if any, as are summarized in the Registration Statement or incorporated therein by reference are accurately summarized in all respects), or (iii) may have a Material Adverse Effect.

            (u) Subsequent to the most recent respective dates as of which information is given in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), and except as expressly contemplated therein, neither the Company nor the Trust has incurred, other than in the ordinary course of their respective businesses, any material liabilities or obligations, direct or contingent, purchased any of their outstanding capital stock, paid or declared any dividends or other distributions on their capital stock or entered into any material transactions not in the ordinary course of business, and there has been no material change in capital stock or debt or an material adverse change in the business, properties, assets, net worth, condition (financial or other), or results of operations or prospects of the Company and the Trust taken as a whole. Neither the Company nor the Trust (nor the manner in which either of them conducts its business) is in breach or violation of, or in default under, any term or provision of (i) its certificate or articles of incorporation or bylaws, (ii) the Trust Agreement, (iii) the Guarantee Agreement, (iv) any indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note agreement or other agreement or instrument to which it is a party or by which it is or may be bound or to which any of its property is or may be subject, or any indebtedness, the effect of which breach or default singly or in the aggregate may have a Material Adverse Effect, or (v) any statute, judgment, decree, order, rule or regulation applicable to the Company or the Trust or of any arbitrator, court, regulatory body, administrative agency or any other governmental agency or body, domestic or foreign, having jurisdiction over the Company or the Trust or any of their respective activities or properties, the effect of which breach or default singly or in the aggregate may have a Material Adverse Effect.

            (v) All executed agreements or copies of executed agreements filed or incorporated by reference as exhibits to the Registration Statement, to which either of the Company or the Trust is a party or by which either of them is or may be bound or to which any of their assets, properties or businesses are or may be subject have been duly and validly authorized, executed and delivered by the Company or the Trust, as the case may be, and constitute the legal, valid and binding agreements of each of the Company or the Trust, as the case may be, enforceable against each of them in accordance with their respective terms, subject, as to enforceability of remedy, to the Permitted Exceptions. The descriptions in the Registration Statement of contracts and other documents are accurate and fairly present the information required to be shown with respect thereto by the Act and the Rules and


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Regulations, and there are no contracts or other documents which are required by the Act or the Rules and Regulations to be described in the Registration Statement or filed as exhibits to the Registration Statement which are not described or filed as required or incorporated therein by reference, and the exhibits which have been filed are complete and correct copies of the documents of which they purport to be copies.

            (w) No labor disturbance by the employees of either of the Company or the Trust exists or is imminent which may have a Material Adverse Effect.

            (x) No consent, approval, authorization or order of or filing with any court, regulatory body, administrative agency or any other governmental agency or body, domestic or foreign, is required for the performance of this Agreement or the consummation of the transactions contemplated hereby, except such as have been or may be obtained under the Act or may be required under state securities or blue sky laws in connection with the Underwriters' purchase and distribution of the Trust Preferred Securities.

            (y) Each of the Company and the Trust has good and marketable title to, or valid and enforceable leasehold interests in, all properties and assets owned or leased by it, free and clear of all liens, encumbrances, security interests, claims, restrictions, equities, claims and defects, except
(i) such as are described in the Registration Statement and Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), or such as do not have a Material Adverse Effect on the value of any of such properties or assets taken as a whole and do not materially interfere with the use made and proposed to be made of any of such properties or assets, and (ii) liens for taxes not yet due and payable as to which appropriate reserves have been established and reflected in the financial statements included in the Registration Statement. The Company and the Trust own or lease all such properties as are necessary to their respective operations as now conducted, and as proposed to be conducted as set forth in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus); and the properties and businesses of the Company or the Trust conform in all material respects to the descriptions thereof contained in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). All the material leases and subleases of the Company or the Trust and under which the Company or the Trust hold properties or assets as lessee or sublessee, constitute valid leasehold interests of the Company or the Trust, as the case may be, free and clear of any lien, encumbrance, security interest, restriction, equity, claim or defect, are in full force and effect, and neither of the Company nor the Trust is in default in respect of any of the material terms or provisions of any such material leases or subleases, and neither of the Company nor the Trust has notice of any claim which has been


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asserted by anyone adverse to either the Company's or the Trust's rights as lessee or sublessee under either the material lease or sublease, or affecting or questioning either of the Company's or the Trust's rights to the continued possession of the leased or subleased premises under any such material lease or sublease, which may have a Material Adverse Effect.

            (z) Each of the Company and the Trust owns, or is licensed or otherwise has sufficient right to use, the proprietary knowledge, inventions, patents, trademarks, service marks, trade names, logo marks and copyrights used in or necessary for the conduct of each of their respective businesses (collectively "Rights") as described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). No claims have been asserted against either the Company or the Trust by any person with respect to the use of any such Rights or challenging or questioning the validity or effectiveness of any such Rights. The use, in connection with the business and operations of the Company or the Trust, of such Rights does not, to either the Company's or the Trust's best knowledge, infringe on the rights of any person.

            (aa) Each of the Company and the Trust holds all franchises, licenses, permits, approvals, certificates and other authorizations from federal, state and other governmental or regulatory authorities necessary to the ownership, leasing and operation of its properties or required for the present conduct of their respective businesses, and such franchises, licenses, permits, approvals, certificates and other governmental authorizations are in full force and effect and each of the Company and the Trust is in compliance therewith in all material respects except where the failure so to obtain, maintain or comply with would not have a Material Adverse Effect.

            (ab) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on any such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to CfAC or any other subsidiary of CFAC, except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

            (ac) Except as disclosed in the Prospectus, and except as to defaults which individually or in the aggregate would not be material to the Company or the Trust, taken as a whole, or their respective businesses, (i) neither the Company nor the Trust is in violation or default of any provision of its certificate or articles of incorporation or bylaws or trust agreement, or in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties is bound; and (ii) there does not exist any state of facts which constitutes an event of default (as defined in such documents) on the part of the Company or the Trust which, with notice or lapse of time or both, would constitute such an event of default.

            (ad) Neither the Company nor the Trust has violated any applicable environmental, safety, health or similar law applicable to the business of either the Company or the Trust, nor any federal or state law relating to discrimination in the hiring, promotion, or pay of employees, nor any applicable federal or state wages and hours law, nor any provisions of ERISA or the rules and regulations promulgated thereunder, the consequences of which violation may have a Material Adverse Effect.

            (ae) Since their respective inceptions, neither the Company, the Trust nor any of their respective affiliates have incurred any material liability arising under or as a result of the application of the provisions of the Act.

            (af) Neither the Company nor the Trust has distributed and will not distribute prior to the Closing Time any offering material in connection with the offering and sale of the Trust Preferred Securities other than any Preliminary Prospectus, the Prospectus, the Registration Statement and the other materials permitted by, the Act.

            (ag) Neither the Company nor the Trust has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or
(ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

            (ah) Neither the Company nor the Trust nor any of their officers, directors, trustees, 5% or more shareholder or affiliates (within the meaning of the Rules and Regulations) has taken, directly or indirectly, any action designed to stabilize or manipulate the price of any security of either the Company or the Trust which has constituted or which might in the future reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or the Trust to facilitate the sale or resale of the Trust Preferred Securities or otherwise.

            (ai) There are no contracts, agreements or understandings between the Company or the Trust or each of them individually, and any person granting such person the right to require either of the Company or the Trust to file a registration statement under the Act with respect to any securities of the Company or the Trust owned or to be owned by such person or to require the Company or the Trust to include such securities under the Registration Statement (other than those that have been disclosed in the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), that have not been waived with respect to the Registration Statement.

            (aj) Neither the Company nor the Trust is an "Investment Company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

            (ak) The Offerors have received, subject to notice of issuance, approval to have the Trust Preferred Securities quoted on the National Market System of the National Association of Securities Dealers' Automated Quotation System (the "NASDAQ National Market"), subject to official notice of issuance, and neither the Company nor the Trust knows of any reason or set of facts which is likely to adversely affect such approval.

      3.    PURCHASE, SALE AND DELIVERY OF THE SECURITIES; CLOSING.

            On the basis of the foregoing representations and warranties and subject to the terms and conditions herein set forth, the Trust agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Trust, at a purchase price of $25 per share (the "Purchase Price"), the respective number of Firm Shares set forth in Schedule I opposite the name of such Underwriter, plus any additional number of Trust Preferred Securities that such Underwriter may become obligated to purchase pursuant to the provisions of this Section 3.

            In addition, on the basis of the foregoing representations and warranties and subject to the terms and conditions herein set forth, the Trust hereby grants to the Underwriters, severally and not jointly, an option to purchase all or any portion of the 315,000 Option Shares (the "Option"), and upon the exercise of the Option in accordance with this Section 3, the Offerors hereby agree that the Trust shall issue and sell to the Underwriters, severally and not jointly, all or any portion of the Option Shares at the Purchase Price. If the Underwriters exercise the Option, in whole or in part, the Underwriters, severally and not jointly, agree to purchase from the Trust that proportion of Option Shares that the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to 2,100,000, subject to adjustment as the Representative may determine to avoid fractional shares. The Option shall expire 30 days after the date that the Registration Statement becomes effective and may be exercised in whole or in part at any time (but may only be exercised once) by you giving notice (confirmed in writing) to the Trust setting forth the number of Option Shares which you shall purchase and the time, date and place for payment and delivery of certificates for such Option Shares. Such time and date of payment for, and delivery of, such Option Shares shall be determined by you, but shall not be earlier than two nor later than five full days after the exercise of the Option nor earlier than the Closing Time.

            As compensation to the Underwriters for their commitments hereunder and in view of the fact that the proceeds of the sale of the Trust Preferred Securities will be used to purchase the Debentures, CFAC hereby agrees to pay at the Closing Time directly to the Underwriters, a commission of per Trust Preferred Security purchased by the Underwriters and delivered by the Trust pursuant to this Agreement (the "Underwriting Commission"). The Underwriting Commission shall be paid by wire transfer or certified or official bank check or checks payable to the Representative in same day funds.

            Payment of the Purchase Price for, and delivery of certificates representing, the Trust Preferred Securities shall be made at the office of Stroock & Stroock & Lavan LLP, or at such other place as shall be agreed upon by the Representative and the Offerors, at 10:00 A.M., California time on the first business day (unless postponed in accordance with Section 10 hereof, or terminated in accordance with Sections 7 or 11 hereof) after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Offerors (such time and date of payment and delivery is herein called the "Closing Time"). Payment shall be made to the Trust by wire transfer or certified or official bank check or similar same day funds payable to the Trust or its order to an account designated by the Trust, against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Trust Preferred Securities to be purchased by them. Unless otherwise agreed, certificates for the Trust Preferred Securities shall be in global form as set forth in the Trust Agreement and such certificates shall be deposited with a custodian (the "Custodian") for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC.

      4.    PUBLIC OFFERING OF THE SHARES.

            It is understood that the Underwriters propose to make a public offering of the Trust Preferred Securities at the price and upon the other terms set forth in the Prospectus.

      5.    COVENANTS OF THE OFFERORS.

            The Offerors covenant and agree with each of the Underwriters that:

            (a) The Offerors shall use their best efforts to cause the Registration Statement and any amendments thereto, if not effective at the time of execution of this Agreement, to become effective as promptly as practicable. If required, the Offerors will file the Prospectus and any amendment or supplement thereto with the Commission in the manner and within the time period required by Rule 424(b) under the Act. During any time when a prospectus relating to the Trust Preferred Securities is required to be delivered under the Act, the Offerors (i) will comply with all requirements imposed upon it by the Act and the Rules and Regulations to the extent necessary to permit the continuance of sales of or dealings in the Trust Preferred Securities in accordance with the provisions hereof and of the Prospectus, as then amended or supplemented, and (ii) will not file with the Commission the Prospectus or the amendment referred to in Section 2(a) hereof, any amendment or supplement to such prospectus or any amendment to the Registration Statement of which the Representative shall not previously have been advised and furnished with a copy a reasonable period of time prior to the proposed filing and as to which filing the Representative shall not have given its consent.

            (b) As soon as the Offerors are advised or obtain knowledge thereof, the Offerors will advise the Representative (i) when the Registration Statement, as amended, has become effective; if the provisions of Rule 430A promulgated under the Act will be relied upon, when the Prospectus has been filed in accordance with said Rule 430A and when any post-effective amendment to the Registration Statement becomes effective; (ii) of any request made by the Commission for amending the Registration Statement, for supplementing any Preliminary Prospectus or the Prospectus or for additional information, or (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto or the institution or threat of any investigation or proceeding for that purpose, and will use its best efforts to prevent the issuance of any such order and, if issued, to obtain the lifting thereof as soon as possible.

            (c) The Offerors will (i) use their best efforts to arrange for the qualification of the Trust Preferred Securities for offer and sale under the state securities or blue sky laws of such jurisdictions as the Representative may designate, (ii) continue such qualifications in effect for as long as may be necessary to complete the distribution of the Trust Preferred Securities, and
(iii) make such applications, file such documents and furnish such information as may be required for the purposes set forth in clauses (i) and (ii); provided, however, that the Offerors shall not be required to qualify as a foreign corporation or file a general or unlimited consent to service of process in any such jurisdiction.

            (d) The Offerors consent to the use of the Prospectus (and any amendment or supplement thereto) by the Underwriters and all dealers to whom the Trust Preferred Securities may be sold, if any such Prospectus is used, in connection with the offering or sale of the Trust Preferred Securities and for such period of time thereafter as the Prospectus is required by law to be delivered in connection therewith. If, at any time when a Prospectus relating to the Trust Preferred Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if it becomes necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Offerors promptly will so notify the Representative and, subject to Section 5(a) hereof and at the Offerors' expense, will prepare and file with the Commission an amendment to the Registration Statement or an amendment or supplement to the Prospectus which will correct such statement or omission or effect such compliance, each such amendment or supplement to be reasonably satisfactory to counsel to the Underwriters.

            (e) As soon as practicable, but in any event not later than 45 days after the end of the 12-month period beginning on the day after the end of the fiscal quarter of the Offerors during which the effective date of the Registration Statement occurs (90 days in the event that the end of such fiscal quarter is the end of the Offerors' fiscal year), the Offerors will make generally available to its security holders, in the manner specified in Rule 158(b) of the Rules and Regulations, and to the Representative, an earnings statement which will be in the detail required by, and will otherwise comply with, the provisions of Section 11(a) of the Act and Rule 158(a) of the Rules and Regulations, which statement need not be audited unless required by the Act or the Rules and Regulations, covering a period of at least 12 consecutive months after the effective date of the Registration Statement.

            (f) During a period of five years after the date hereof, the Offerors will furnish to their stockholders, as soon as practicable, annual reports (including financial statements audited by independent public accountants) and unaudited quarterly reports of earnings, and will deliver to the Representative:

                  i) concurrently with furnishing such quarterly reports to its stockholders, statements of income of the Offerors for each quarter in the form furnished to the Offerors' stockholders;

                  ii) concurrently with furnishing such annual reports to its stockholders, a balance sheet of the Offerors as at the end of the preceding fiscal year, together with statements of operations, stockholders' equity, and cash flows of the Offerors for such fiscal year, accompanied by a copy of the report thereon of independent public accountants;

                  iii) as soon as they are available, copies of all information (financial or other) mailed to stockholders;

                  iv) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, the National Association of Securities Dealers, Inc. ("NASD") or any securities exchange;

                  v) every press release and every material news item or article of interest to the financial community in respect of the Offerors or their respective affairs which was released or prepared by the Offerors; and

                  vi) any additional information of a public nature concerning the Offerors or their business which the Representative may reasonably request.

            During such five-year period, if the Offerors have active subsidiaries, the foregoing financial statements will be on a consolidated basis to the extent that the accounts of the Offerors are consolidated, and will be accompanied by similar financial statements for any significant subsidiary which is not so consolidated.

            (g) The Offerors will maintain a Transfer Agent and, if necessary under the jurisdiction of incorporation of the Offerors, a Registrar (which may be the same entity as the Transfer Agent) for the Trust Preferred Securities.

            (h) The Offerors will furnish, without charge, to the Representative or on the Representative's order, at such place as the Representative may designate, copies of the Preliminary Prospectus, the Registration Statement and any pre-effective or post-effective amendments thereto (two of which copies will be signed and will include all financial statements and exhibits) and the Prospectus, and all amendments and supplements thereto, in each case as soon as available and in such quantities as the Representative may reasonably request.

            (i) The Offerors will not, directly or indirectly, without the prior written consent of the Representative, issue, offer, sell, grant any option to purchase or otherwise dispose (or announce any issuance, offer, sale, grant of any option to purchase or other disposition) of any shares of the Trust Preferred Securities or any securities convertible into, or exchangeable or exercisable for, shares of Trust Preferred Securities for a period of 180 days after the date hereof, except pursuant to this Agreement, or as contemplated by the Prospectus.

            (j) The Offerors will cause the Trust Preferred Securities to be duly included for quotation on the NASDAQ National Market prior to the Closing Time.

            (k) Neither the Offerors nor any of their officers or directors, 5% or more shareholder nor affiliates of any of them (within the meaning of the Rules and Regulations) will take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Offerors or which has constituted or might in the future reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Offerors to facilitate the sale or resale of the Trust Preferred Securities or otherwise.

            (l) The Offerors will apply the net proceeds of the offering received by it in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

            (m) The Offerors will timely file all such reports, forms or other documents as may be required from time to time, under the Act, the Rules and Regulations, the Exchange Act, and the Exchange Act Regulations, and all such reports, forms and documents filed will comply as to form and substance with the applicable requirements under the Act, the Rules and Regulations, the Exchange Act and the Exchange Act Regulations.

      6.    EXPENSES.

            (a) Regardless of whether the transactions contemplated in this Agreement are consummated, and regardless of whether for any reason this Agreement is terminated, the Offerors will pay, and hereby agree to indemnify each Underwriter against, all fees and expenses incident to the performance of the obligations of the Offerors under this Agreement, including, but not limited to, (i) fees and expenses of accountants and counsel for the Offerors, (ii) all costs and expenses incurred in connection with the preparation, duplication, printing, filing, delivery and shipping of copies of the Registration Statement and any pre-effective or post-effective amendments thereto, any Preliminary Prospectus and the Prospectus and any amendments or supplements thereto (including postage costs related to the delivery by the Underwriters of any Preliminary Prospectus or Prospectus, or any amendment or supplement thereto), this Agreement, the Trust Agreement, the Indenture and the Guarantee Agreement and all other documents in connection with the transactions contemplated herein, including the cost of all copies thereof, (iii) fees and expenses relating to qualification of the Trust Preferred Securities under state securities or blue sky laws, including the cost of preparing and mailing the preliminary and final blue sky memoranda and filing fees and disbursements and fees of counsel and other related expenses, if any, in connection therewith, (iv) filing fees of the Commission and the NASD relating to the Trust Preferred Securities, (v) all fees and expenses

(including reasonable counsel fees and expenses) incurred in connection with filings made with the NASD, (vi) any fees and expenses in connection with the quotation of the Trust Preferred Securities on the NASDAQ National Market, (vii) costs and expenses incident to the preparation, issuance and delivery to the Underwriters of any certificates evidencing the Trust Preferred Securities, including transfer agent's and registrar's fees and any applicable transfer taxes incurred in connection with the delivery to the Underwriters of the Trust Preferred Securities to be sold by the Offerors pursuant to this Agreement,
(viii) costs and expenses incident to any meetings with prospective investors in the Trust Preferred Securities (other than as shall have been specifically approved by the Representative to be paid for by the Underwriters), (ix) costs and expenses of advertising relating to the offering of the Trust Preferred Securities (other than as shall have been specifically approved by the Representative to be paid for by the Underwriters), (x) the fees and expenses of the Indenture Trustee, including the fees and disbursements of counsel for the Indenture Trustee in connection with the Indenture and the Debentures, (xi) the fees and expenses of the Property Trustee, the Delaware Trustee and the Guarantee Trustee, including the fees and disbursements of counsel for the Delaware Trustee in connection with the Trust Agreement, (xii) the costs and charges of any transfer agent or registrar, and (xiii) the cost of qualifying the Trust Preferred Securities with the Depository Trust Corporation (the "DTC").

            (b) If the purchase of the Trust Preferred Securities as herein contemplated is not consummated for any reason other than the Underwriters' default under this Agreement, the Offerors shall reimburse the several Underwriters for their out-of-pocket expenses (including reasonable counsel fees and disbursements) in connection with any investigation made by them, and any preparation made by them in respect of marketing of the Trust Preferred Securities or in contemplation of the performance by them of their obligations hereunder.

      7.    CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS.

            The obligation of each Underwriter to purchase and pay for the Firm Shares set forth opposite the name of such Underwriter in Schedule I is subject to the continuing accuracy of the representations and warranties of the Offerors herein as of the date hereof and at the Closing Time as if they had been made at the Closing Time; the accuracy at the Closing Time of the statements of officers or trustees of the Offerors made pursuant to the provisions hereof; the performance by the Offerors at the Closing Time of its covenants and agreements hereunder; and the following additional conditions:

            (a) If the Offerors have elected to rely on Rule 430A under the Act, the Registration Statement shall have been declared effective, and the Prospectus (containing the information omitted pursuant to Rule 430A) shall have been filed with the Commission not later than the Commission's close of business on the second business day following the date hereof or such later time and date to which the Representative shall have consented; if the Offerings does not elect to rely on Rule 430A, the Registration Statement shall have been declared effective not later than 10:00 a.m., California time, on the date hereof or such later time and date to which the Representative shall have consented; if required, in the case of any changes in or amendments or supplements to the Prospectus in addition to those contemplated above, the Offerors shall have filed such Prospectus as amended or supplemented with the Commission in the manner and within the time period required by Rule 424(b) under the Act; no stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Offerors or the Representative, shall be contemplated by the Commission; and the Offerors shall have complied with any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise).

            (b) The Representative shall not have advised the Offerors that the Registration Statement, or any amendment thereto, contains an untrue statement of fact which, in the Representative's opinion, is material, or omits to state a fact which, in the Representative's opinion, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Prospectus, or any supplement thereto, contains an untrue statement of fact which, in the Representative's opinion, is material, or omits to state a fact which, in the Representative's opinion, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (c) At or prior to the Closing Time, the Representative shall have received from Stroock & Stroock & Lavan LLP, counsel to the Underwriters, such opinion or opinions with respect to the issuance and sale of the Trust Preferred Securities, the Registration Statement and the Prospectus and such other related matters as the Representative reasonably may request and such counsel shall have received such documents and other information as they request to enable them to pass upon such matters.

            (d)   At the Closing Time the Representative shall have received:

            The favorable opinion of Manatt, Phelps & Phillips LLP, counsel for the Company, dated as of the Closing Time, to the effect:

            (a) Each of CFAC and the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of CFAC and the Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions where it owns or leases real property.

            (b) The Trust has no subsidiaries of its own, and is duly qualified to transact business and is in good standing in each jurisdiction where the conduct of its business or the ownership of its property requires such qualification.

            (c) Each of CFAC, the Trust and the Subsidiaries has full corporate power and corporate authority, or full trust power and trust authority, as the case may be, to own and lease its assets and properties and conduct its business as now being conducted and as described in the Registration Statement. To the best of such counsel's knowledge, each of CFAC, the Trust and the Subsidiaries has all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as described in the Registration Statement, except where the failure to have such governmental licenses, permits, consents, orders, approvals, and other authorizations would not have a Material Adverse Effect on the Offerors, taken as a whole. Provided, however, that such counsel need express no opinion as to whether Central Installment Credit Corporation is required to obtain a license in connection with the origination of installment credit contracts originated by Banner's Central Electric, Inc.

            (d) The authorized, issued and outstanding capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus.

            (e) CFAC owns of record and, to the best of such counsel's knowledge, owns beneficially all of the authorized, issued and outstanding Common Securities of the Trust and all outstanding shares of Common Securities of the Trust have been duly and validly issued and are fully paid, nonassessable and are owned by CFAC free and clear of all perfected, and to the best of such counsel's knowledge, other liens, encumbrances, claims, security interests or other defects of title whatsoever, except for liens, encumbrances, claims or security interests described in the Prospectus.

            (f) The Company owns of record and, to the best of such counsel's knowledge, owns beneficially all of the authorized, issued and outstanding capital securities of each of the Subsidiaries, and such capital securities are owned by the Company free and clear of all perfected, and to such counsel's best knowledge, other liens, encumbrances, claims, security interests or other defects of title whatsoever, except for liens, encumbrances, claims or security interests described in the Prospectus.

            (g) The issuance, sale and delivery of the Debentures in accordance with the terms and conditions of this Agreement and the Indenture have been duly authorized by all necessary actions of CFAC. The Trust Preferred Securities have been approved for quotation on the NASDAQ National Market, subject to official notice of issuance.

            (h) Except as disclosed in or specifically contemplated by the Prospectus, to the best of such counsel's knowledge, there are no outstanding options, warrants or other rights issued by the Trust calling for the issuance of, and no commitments, plans or arrangements of the Trust to issue, any shares of capital stock of the Trust or any security convertible into or exchangeable for capital stock of the Trust.

            (i) The Registration Statement has become effective under the Act, and to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or threatened by the Commission; and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules and Regulations has been made in the manner and within the time period required by such Rule 424(b).

            (j) The Registration Statement and the Prospectus comply as to form in all material respects with the requirements of the Act and the Rules and Regulations (it being understood, however, that such counsel need express no opinion with respect to the financial statements, financial statement schedules and other financial and statistical data included in the Registration Statement and the Prospectus, or the Statements of Eligibility of the Trustee on Form T-1 filed as exhibits to the Registration Statement).

            (k) To the best of such counsel's knowledge, there are no franchises, leases, contracts, agreements or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required.

            (l) To the best of such counsel's knowledge, there are no legal or governmental actions, suits or proceedings pending or overtly threatened in writing against the Offerors which are required to be described in the Prospectus which are not described as required.

            (m) CFAC has the corporate power and corporate authority to enter into this Agreement. CFAC has the corporate power and corporate authority to sell and deliver the Debentures to the Trust in exchange for the proceeds from the sale of the Trust Preferred Securities. This Agreement has been duly authorized, executed and delivered by each of the Offerors and is a legally valid and binding agreement of each of the Offerors, enforceable against each of the Offerors in accordance with its terms, except as limited by the Permitted Exceptions.

            (n) No approval, authorization, order, consent, registration, filing, qualification, license or permit of or with any person, court, regulatory, administrative or other governmental agency or body is required to be obtained by the Offerors in connection with the offering, issuance or sale of the Trust Preferred Securities, the Guarantee and the Debentures by the Offerors, except (i) such as have been obtained and are in full force and effect under the Act and the Rules and Regulations, and such as may be required under applicable blue sky or insurance laws of any jurisdiction, and (ii) the qualification of the Trust Agreement, the Guarantee Agreement and the Indenture under the Trust Indenture Act.

            (o) To the best of such counsel's knowledge, neither of the Offerors is in breach or violation of, or default under, with or without notice or lapse of time or both, its corporate charter, by-laws or governing document (including without limitation, the Trust Agreement). The execution and delivery of this Agreement by the Offerors and the consummation of the transactions therein contemplated by the Offerors will not (i) conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, indenture or other instrument filed as an exhibit to the Registration Statement, except where such conflict, breach, violation or default would not have a material adverse effect on the Offerors taken as a whole, or (ii) violate any of the provisions of the certificate or articles of incorporation or bylaws or governing documents, (including, without limitation, the Trust Agreement) of the Offerors, or (iii) to such counsel's knowledge, cause the Offerors to violate the Delaware General Corporation Law (the "DGCL"), any present United States Federal or California statute, rule or regulation or franchise, license or permit applicable to them, or (iv) to such counsel's knowledge, cause the Offerors to violate any order, judgment or decree binding on any of them, except that no opinion is rendered in this paragraph as to blue sky laws.

            (p) To the best of such counsel's knowledge, no holders of securities of the Offerors have rights, which have not been waived, to the registration of capital stock of the Offerors or other securities, because of the filing of the Registration Statement by the Offerors or the offering contemplated thereby.

            (q) Neither of the Offerors is an investment company within the meaning of the Investment Company Act.

            (r) The information in the Prospectus under the captions "Business -- Regulation" to the extent that it constitutes matters of law or legal conclusions has been reviewed by us and is correct in all material respects.

            (s) No California transfer taxes are required to be paid in connection with the sale and delivery of the Trust Preferred Securities to the Underwriters hereunder.

            (t) Each of the Indenture, the Trust Agreement and the Guarantee Agreement has been duly qualified under the Trust Indenture Act, has been duly authorized, executed and delivered by CFAC and is a valid and legally binding obligation of CFAC, enforceable in accordance with its terms, subject, as to enforcement of remedies, to the Permitted Exceptions.

            (u) The Debentures have been duly authorized, executed and delivered by CFAC and when authenticated by the Indenture Trustee in the manner provided for in the Indenture and delivered against payment therefore will be entitled to the benefits of the Indenture and are legal, valid and binding obligations of CFAC enforceable against CFAC in accordance with their terms, subject, as to enforcement of remedies, to the Permitted Exceptions.

            (v) The Expense Agreement has been duly authorized, executed and delivered by the Company, and is a valid and legally binding obligation of the Company enforceable in accordance with its terms, subject, as to enforcement of remedies, to the Permitted Exceptions.

            (w) The statements in the Prospectus under the captions, "Description of the Trust Preferred Securities", "Description of Junior Subordinated Debentures", "Description of Guarantee", "Expense Agreement" and "Relationship Among the Trust Preferred Securities, the Junior Subordinated Debentures and the Guarantee" insofar as such statements constitute matters of law applicable to the Offerors or summaries of documents fairly present the information required to be included therein all material respects.

            (x) The statements set forth in the Prospectus under the caption "ERISA Considerations" constitute a fair and accurate summary of the matters addressed therein, based upon current law and the assumptions stated or referred to therein.

            In rendering such opinion, Manatt, Phelps & Phillips, LLP may rely
(i) as to matters involving the application of laws of any jurisdiction other than the State of Delaware or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of their counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters; and (ii) as to matters of fact, to the extent deemed proper, on the representations and warranties of the Company and the Trust contained herein or in the Trust Agreement, the Indenture, the Guarantee Agreement, or on certificates of responsible officers of the Company and its subsidiaries and public officials.

            In rendering such opinion Manatt, Phelps & Phillips, LLP shall additionally state that nothing has come to their attention that has caused them to believe that the Registration Statement (except for financial statements and schedules and other financial or statistical date included therein, as to which counsel need make no statement), at the time it became effective or as of the date of their respective opinions, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial or statistical data included or incorporated by reference therein, as to which counsel need make no statement), as at the date hereof or at the Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            The favorable opinion of Richards, Layton & Finger, Special Delaware counsel to the Offerors, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

            (a) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, 12 DEL.
C. Sections 3801 ET SEQ. (the "Delaware Act"), with the trust power and authority to (i) own its own property and conduct its business as described in the Prospectus, (ii) execute and deliver, and perform its obligations under, this Agreement, and (iii) issue and perform its obligations under the Preferred Securities.

            (b) The Trust Agreement constitutes a valid and binding obligation of each of the Company and the Trustees, and is enforceable against each of the Company and the Trustees in accordance with its terms.

            (c) Under the Trust Agreement and the Delaware Act, all necessary trust action has been taken on the part of the Trust to duly authorize the execution and delivery of this Agreement by the Trust and the performance of its obligations hereunder.

            (d) The Trust Preferred Securities have been duly authorized for issuance by the Trust Agreement and, when issued and delivered in accordance with the terms of the Trust Agreement and this Agreement and as described in the Prospectus, will be validly issued and (subject to paragraph (e) below) fully paid and non-assessable undivided beneficial interests in the assets of the Trust. The holders of the Trust Preferred Securities will be entitled to the benefits of the Trust Agreement (subject to the limitations set forth in paragraph (b) above).

            (e) The holders of the Trust Preferred Securities in their capacity as such, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the Delaware General Corporation Law. Such opinion may note that the holders of the Trust Preferred Securities may be required to make payment or provide indemnity or security as set forth in the Trust Agreement.

            (f) Under the Trust Agreement and the Delaware Act, the issuance of the Trust Preferred Securities is not subject to preemptive rights.

            (g) The issuance and sale by the Trust of the Trust Preferred Securities and the Common Securities, the execution, delivery and performance by the Trust of this Agreement, and the consummation by the Trust of the transactions contemplated by this Agreement do not (i) violate any of the provisions of the Certificate of Trust or the Trust Agreement or (ii) violate any applicable Delaware law or administrative regulation.

            (h) Assuming that the Trust derives no income from or connected with services provided within the State of Delaware and has no assets, activities (other than having a Delaware trustee as required by the Delaware Act and the filing of documents with the Secretary of State of the State of Delaware) or employees in the State of Delaware, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Delaware court of Delaware governmental authority or agency (other than as may be required under the securities or blue sky laws of the State of Delaware as to which such counsel may express no opinion) is necessary or required to be obtained by the Trust solely in connection with the due authorization, execution and delivery of this Agreement by the Trust or the offering, issuance, sale or delivery of the Trust Preferred Securities by the Trust in accordance with the Trust Agreement and the Prospectus.

            (i) After due inquiry on October __, 1997, limited to, and solely to the extent disclosed thereupon, court dockets for active cases in the Court of Chancery of the State of Delaware in and for New Castle County, Delaware, of the Superior Court of the State of Delaware in and for New Castle County, Delaware, and of the United States District Court sitting in the State of Delaware, we are not aware of any legal or governmental proceeding pending against the Trust.

            Such opinion may state that it is limited to the laws of the State of Delaware and that the opinion expressed in paragraph (b) above is subject to the effect upon the Trust Agreement of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance, transfer and other similar laws relating to or affecting the rights and remedies of creditors generally,
(ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

            (j) At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Trust or the Company, considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of a President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company and a certificate of an Administrative Trustee of the Trust, and dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time,
(iii) the Trust or the Company, as the case may be, have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

            Arthur Anderson LLP shall furnish to the Representative letters (which may refer to letters previously delivered to the Representative), dated as of (i) the Closing Time and (ii) the date this Agreement is executed, in form, and substance satisfactory to the Representative, stating in effect that:

            (a) They are independent accountants within the meaning of the Act and the Rules and Regulations and the Exchange Act and the Exchange Act Regulations.

            (b) In their opinion, the consolidated financial statements of the Company audited by them and included or incorporated by reference in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the Act Regulations with respect to registration statements on Form S-1 and the Exchange Act and the Exchange Act Regulations.

            (c) On the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of:

                  (i) Reading the minutes of the meetings of the shareholders, the board of directors, executive committee and audit committee of the Company and the boards of directors and executive committees of its subsidiaries as set forth in the minute books through a specified date not more than three business days prior to the date of delivery of such letter;

                  (ii) Performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the unaudited condensed consolidated interim financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and Prospectus and reading the unaudited interim financial data, if any, for the period from the date of the latest balance sheet included or incorporated by reference in the Registration Statement and Prospectus to the date of the latest available interim financial data; and

                  (iii) Making inquiries of certain officials of the Company and the Trust who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below; nothing has come to their attention as a result of the foregoing procedures that caused them to believe that:

                        (A) the unaudited condensed consolidated interim financial statements, included or incorporated by reference in the Registration Statement and Prospectus, do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the Exchange Act Regulations thereunder;

                        (B) any material modifications should be made to the unaudited condensed consolidated interim financial statements, included or incorporated by reference in the Registration Statement and Prospectus, for them to be in conformity with generally accepted accounting principles;

                        (C) (i) at the date of the latest available interim financial data and at the specified date not more than five business days prior to the date of the delivery of such letter, there was any change in the capital stock or the long-term debt (other that scheduled repayments of such debt) or any decreases in shareholders' equity of the Company and the subsidiaries on a consolidated basis as compared with the amounts shown in the latest balance sheet included or incorporated by reference in the Registration Statement and the Prospectus or (ii) for the period from the date of the latest available financial data to a specified date not more than three business days prior to the delivery of such letter, there was any change in the capital stock or the long-term debt (other than scheduled repayments of such debt) or any decreases in shareholder's equity of the Company and the subsidiaries on a consolidated basis, except in all instances for changes or decreases which the Registration Statement and Prospectus discloses have occurred or may occur, or Arthur Anderson LLP shall state any specific changes or decreases.

            The letter shall also state that Arthur Anderson LLP has carried certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and Prospectus and which are specified by the Representative and agreed to by Arthur Anderson LLP, and has found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

            At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Trust Preferred Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Offerors, in connection with the issuance and sale of the Trust Preferred Securities as herein contemplated shall be satisfactory in form and substance to the Representative and Stroock & Stroock & Lavan LLP, counsel for the Underwriters.

            If any condition specified in this Section shall not have been fulfilled in all material respects when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Offerors, in writing or by telephone or telegraph confirmed in writing, at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 6 hereof, and except that Sections 6 and 8 shall survive any such termination and will remain in full force and effect.

      8.    INDEMNIFICATION.

            (a) The Offerors agree to indemnify and hold harmless each Underwriter and each of its partners, officers, directors and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, and any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Trust Preferred Securities), joint or several which arises out of or is based upon i) any untrue statement or alleged untrue statement of any material fact contained in A) the Registration Statement or any amendment or supplement thereto, including information deemed to be part of the Registration Statement pursuant to Rule 430A of the Rules and Regulations, if applicable, B) the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, or any blue sky application or other document, and any amendment or supplement thereto, executed by the Offerors specifically for the purpose of qualifying, or based upon written information furnished by the Offerors filed in any state or other jurisdiction in order to qualify, any or all of the Trust Preferred Securities under the securities or blue sky laws thereof or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements not misleading and will reimburse, as incurred, such Underwriter or such controlling persons for any legal or other expenses incurred by such Underwriter or such controlling persons in connection with investigating, defending or appearing as a third party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Offerors will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with information furnished in writing to the Offerors on behalf of such Underwriter through the Representative expressly for use therein, and provided, further, that such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage, liability or action purchased Trust Preferred Securities which are the subject thereof to the extent that any such loss, claim, damage, liability or action (i) results from the fact that such Underwriter failed to send or give a copy of the Prospectus (as amended or supplemented) to such person at or prior to the confirmation of the sale of such Trust Preferred Securities to such person in any case where such delivery is required by the Act and (ii) arises out of or is based upon an untrue statement or omission of a material fact contained in such Preliminary Prospectus that was corrected in the Prospectus (as amended and supplemented), unless such failure resulted from non-compliance by the Offerors with Section 5 hereof. The indemnity agreement in this paragraph (a) shall be in addition to any liability which the Offerors may otherwise have.

            (b) Each of the Underwriters agrees severally, but not jointly, to indemnify and hold harmless the Offerors, each of its directors, each of its officers who has signed the Registration Statement, and each person, if any, who controls the Offerors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Offerors to each Underwriter, but only with reference to written information relating to such Underwriter and specifically included in the Prospectus. This indemnity shall be in addition to any liability which such Underwriter may otherwise have. The Offerors acknowledge that the statements set forth in the bottom paragraph of the cover page of the Prospectus and under the heading "Underwriting" in the Prospectus constitute the only information furnished in writing by the several Underwriters for inclusion in the Prospectus.

            (c)   Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against one or more indemnifying parties under this Section 8, notify such indemnifying party or parties of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) of this Section 8 or to the extent that the indemnifying party was not adversely affected by such omission. In case any such action is brought against an indemnified party and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties against which a claim is to be made will be entitled to participate therein and, to the extent that it or they may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided however, that if the defendants in any such action include both the indemnified party and the indemnifying party has reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses (other than the reasonable costs of investigation) subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party has employed separate counsel in connection with the assumption of such different or additional legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the lead Underwriter in the case of paragraph (a) of this Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action or actions), or (ii) the indemnifying party has not employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or
(iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party, which will not be unreasonably withheld, unless such indemnified party waived its rights under this Section 8 in writing in which case the indemnified party may effect such settlement without such consent.

            (d) The Company agrees to indemnify the Trust against all losses, claims, damages or liabilities due from the Trust to the extent provided in
Section 8(a) hereof.

            (e) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) above in respect of any losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties, on the one hand, and the party to be indemnified, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified, on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Offerors or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this paragraph
(e) shall be deemed to include any legal or other expenses reasonable incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph (e), the Underwriters shall not be required to contribute any amount in excess of the underwriting discount applicable to the Trust Preferred Securities purchased by the Underwriters hereunder. The Underwriters' obligations to contribute pursuant to this paragraph (e) are several in proportion to their respective underwriting obligations, and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (e), (i) each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter and (ii) each director of the Offerors, each officer of the Offerors who has signed the Registration Statement, and each person, if any, who controls the Offerors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Offerors, subject in each case to this paragraph (e). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect to which a claim for contribution may be made against another party or parties under this paragraph (e), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation (x) it or they may have hereunder or otherwise than under this paragraph (e) or (y) to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may otherwise have.

      9.    REPRESENTATIONS, ETC. TO SURVIVE DELIVERY.

            The respective representations, warranties, agreements, covenants, indemnities and statements of, and on behalf of, the Offerors and their officers and trustees, and the Underwriters, respectively, set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, and will survive delivery of and payment for the Trust Preferred Securities. Any successors to the Underwriters shall be entitled to the indemnity, contribution and reimbursement agreements contained in this Agreement.

      10.   EFFECTIVE DATE AND TERMINATION.

            (a) This Agreement shall become effective at 10:00 a.m., California time on the first business day following the date hereof, or at such earlier time after the Registration Statement becomes effective as the Representative, in its sole discretion, shall release the Trust Preferred Securities for the sale to the public unless prior to such time the Representative shall have received written notice from the Offerors that it elects that this Agreement shall not become effective, or the Representative on behalf of the Underwriters elects that this Agreement shall not become effective; provided , however, that the provisions of this

Section and of Section 6 and Section 8 hereof shall at all times be effective. For purposes of this Section 10(a), the Trust Preferred Securities to be purchases hereunder shall be deemed to have been so released upon the earlier of notification by the Representative to securities dealers releasing such Trust Preferred Securities for offering or the release by the Representative for publication of the first newspaper advertisement which is subsequently published relating to the Trust Preferred Securities.

            (b) This Agreement (except for the provisions of Sections 6 and 8 hereof) may be terminated by the Representative by notice to the Offerors in the event that the Offerors have failed to comply in any respect with any of the provisions of this Agreement required on its part to be performed at or prior to the Closing Time or the Option Closing Time, or if any of the representations or warranties of the Offerors are not accurate in any respect or if the covenants, agreements or conditions of, or applicable to the Offerors herein contained have not been complied with in any respect or satisfied within the time specified at or prior to the Closing Time or the Option Closing Time, respectively, or if prior to the Closing Time or the Option Closing Time:

                  (i) the Company or the Trust shall have sustained a loss by strike, fire, flood, accident or other calamity of such a character as to interfere materially with the conduct of the business and operations of the Company or the Trust, regardless of whether or not such loss was insured;

                  (ii) trading in the Trust Preferred Securities shall have been suspended by the Commission or the NASDAQ National Market or trading in securities generally on the NASDAQ National Market shall have been suspended or a material limitation on such trading shall have been imposed or minimum or maximum prices shall have been established on any such market system;

                  (iii) a banking moratorium shall have been declared by New York, California or United States authorities;

                  (iv) there shall have been an outbreak or escalation of hostilities between the United States and any foreign power or an outbreak or escalation of any other insurrection or armed conflict involving the United States; or

                  (v) there shall have been a material adverse change in (A) general economic, political or financial conditions or (B) the present or prospective business or condition (financial or other) of the Company and the Trust, taken as a whole, that, in each case, in the Representative`s judgment makes it impracticable or inadvisable to make or consummate the public offering, sale or delivery of the Trust Preferred

      Securities on the terms and in the manner contemplated in the Prospectus and the Registration Statement.

            (c) Termination of this Agreement under this Section 10 or Section 11 after the Firm Shares have been purchased by the Underwriters hereunder shall be applicable only to the Option Shares. Termination of this Agreement shall be without liability of any party to any other party other than as provided in Sections 6 and 8 hereof.

      11.   SUBSTITUTION OF UNDERWRITERS.

            If one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 or 10 hereof) to purchase and pay for (i) in the case of the Closing Time, the number of Firm Shares agreed to be purchased by such Underwriter or Underwriters upon tender to you of such Firm Shares in accordance with the terms hereof or (ii) in the case of the Option Closing Time, the number of Option Shares agreed to be purchased by such Underwriter or Underwriters upon tender to you of such Option Shares in accordance with the terms hereof, and the number of such Trust Preferred Securities shall not exceed 10% of the Firm Shares or Option Shares required to be purchased at the Closing Time or the Option Closing Time, as the case may be, then, each of the non-defaulting Underwriters shall purchase and pay for (in addition to the number of such Shares which it has severally agreed to purchase hereunder) that proportion of the number of Shares which the defaulting Underwriter or Underwriters shall have so failed or refused to purchase at such Closing Time or Option Closing Time, as the case may be, which the number of Trust Preferred Securities agreed to be purchased by such non-defaulting Underwriter bears to the aggregate number of Trust Preferred Securities so agreed to be purchased by all such non-defaulting Underwriters at such Closing Time or Option Closing Time, as the case may be. In such case, you shall have the right to postpone the Closing Time or the Option Closing Time, as the case may be, to a date not exceeding seven full business days after the date originally fixed as such Closing Time or the Option Closing Time, as the case may be, pursuant to the terms hereof in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made.

            If one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 or 10 hereof) to purchase and pay for (a) in the case of the Closing Time, the number of Firm Shares agreed to be purchased by such Underwriter or Underwriters upon tender to you of such Firm Shares in accordance with the terms hereof or (b) in the case of the Option Closing Time, the number of Option Shares agreed to be purchased by such Underwriter or Underwriters upon tender to you of such Option

Shares in accordance with the terms hereof, and the number of such Shares shall exceed 10% of the Firm Shares or Option Shares required to be purchased by all the Underwriters at the Closing Time or the Option Closing Time, as the case may be, then (unless within 48 hours after such default arrangements to your satisfaction shall have been made for the purchase of the defaulted Trust Preferred Securities by an Underwriter or Underwriters) and subject to the provisions of Section 11(b) hereof, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or on the part of the Offerors except as otherwise provided in Sections 6 and 8 hereof. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this paragraph. Nothing in this Section 11, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

      12. NOTICES. All communications hereunder shall be in writing and if sent to the Representative shall be mailed or delivered or telegraphed and confirmed by letter or telecopied and confirmed by letter to Sutro & Co. Incorporated, 201 California Street, 4th Floor, San Francisco, California 94111,
Attention: Equity Syndication Department; or, if sent to the Offerors shall be mailed or delivered or telegraphed and confirmed by letter or telecopied and confirmed by letter c/o Central Financial Acceptance Corporation, 5480 East Ferguson Drive, Commerce, California 90022, Attention: Gary M. Cypres.

      13. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the Offerors and each Underwriter and the Offerors' and each Underwriter's respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person, except that the representations, warranties, indemnities and contribution agreements of the Offerors contained in this Agreement shall also be for the benefit of any person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and except that the Underwriters' indemnity and contribution agreements shall also be for the benefit of the directors or trustees of the Offerors, the officers or trustees of the Offerors who have signed the Registration Statement, any person or persons, if any, who control the Offerors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Trust Preferred Securities from the Underwriters will be deemed a successor because of such purchase.

      14. APPLICABLE LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the choice of law or conflict of law principles thereof. Each party hereto consents to the jurisdiction of each court in which any action is commenced seeking indemnity or contribution pursuant to Section 8 above and agrees to accept, either directly or through an agent, service of process of each such court.

      15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

            If the forgoing correctly sets forth our understanding, please indicate the Underwriters' acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                             Very truly yours,

                             CENTRAL FINANCIAL ACCEPTANCE CORPORATION



                             By: _____________________________________
                                 Name:
                                 Title:



                             CFAC CAPITAL I



                             By: _____________________________________
                                 Name:
                                 Title:

Accepted as the date first above written:

SUTRO & CO. INCORPORATED

By: ____________________________________


Acting on its own behalf and as the Representative of the several Underwriters referred to in the foregoing Agreement


By: ____________________________________
Title: _________________________________

                                                                      SCHEDULE I


                                  UNDERWRITERS

                  Underwriting Agreement dated _______ __, 1997


                                           Number of
                                           Firm Shares    Option Amount
                                           -----------    -------------

Name and Address
----------------

Sutro & Co. Incorporated.
201 California Street
Attn: Equity Syndication Dept.
San Francisco, California 94111




                                            ---------        -------
Total                                       2,100,000        315,000